Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2004 relating to the consolidated financial statements, which appears in Kemper Investors Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in the prospectuses incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Seattle, Washington

December 21, 2004